LICENSE AGREEMENT

IDS Financial Corporation
IDS Tower 10
Minneapolis, MN  55440

Dear Sirs:

Each of the Funds named below hereby acknowledges that IDS Financial Corporation is the owner of the trade name and marks "IDS" listed below, and any predecessor names and marks.

IDS Financial Corporation hereby grants to each Fund the non-exclusive right to use such marks for the purpose of offering, selling and distributing any and all shares issued or to be issued by each Fund. This license shall continue with respect to each Fund for as long as IDS Financial Corporation continues to act as the investment manager for that Fund and the Fund uses such marks in
accordance   with  policies  and   procedures   established   by  IDS  Financial
Corporation.

IDS Financial Corporation and each Fund agree that in the conduct of its respective business and activities and its rendering of services under such marks it shall adhere to the highest ethical and business standards in the mutual fund field and shall do nothing to bring disrepute to, nor to in any manner damage, the good trade name and marks "IDS".

Trade Name

IDS

Mark                                Registration
"IDS"                               881,460
"IDS"                               881,461

"IDS"                               Application Serial Number 73/673,985

Sincerely yours,

IDS Bond Fund, Inc.
IDS California Tax-Exempt Fund
IDS Cash Management Fund, Inc.
IDS Discovery Fund, Inc.
IDS Equity Plus Fund, Inc.
IDS Extra Income Fund, Inc.
IDS Federal Income Fund, Inc.
IDS Growth Fund, Inc.
IDS High Yield Tax-Exempt Fund, Inc.
IDS Insured Tax-Exempt Fund
IDS International Fund, Inc.
IDS Managed Retirement Fund, Inc.


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License Agreement
Page 2

IDS Massachusetts Tax-Exempt Fund
IDS Michigan Tax-Exempt Fund
IDS Minnesota Tax-Exempt Fund
IDS Mutual, Inc.
IDS New Dimensions Fund, Inc.
IDS New York Tax-Exempt Fund, Inc.
IDS Ohio Tax-Exempt Fund
IDS Precious Metals Fund, Inc.
IDS Progressive Fund, Inc.
IDS Selective Fund, Inc.
IDS Stock Fund, Inc.
IDS Strategy Fund, Inc.
IDS Tax-Exempt Bond Fund, Inc.
IDS Tax-Free Money Fund, Inc.

IDS Life Capital Resource Fund, Inc.
IDS Life Managed Fund, Inc.
IDS Life Moneyshare Fund, Inc.
IDS Life Special Income Fund, Inc.


By:/s/   Robert F. Froehlke
         Robert F. Froehlke
         President of each of the
         above-named funds

Date: 1-25-88

Accepted and agreed to:

IDS Financial Corporation

By:/s/   John R. Thomas
         John R. Thomas
         Sr. Vice President